OPINION OF LATHAM & WATKINS

                          [LATHAM & WATKINS LETTERHEAD]

                                                                     EXHIBIT 5.1

                                  July 28, 2000

Conceptus, Inc.
1021 Howard Avenue
San Carlos, California 94025

                Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

    In connection with the registration by Conceptus, Inc, a Delaware corporation (the "Company"), of an aggregate of 500,000 shares of the Common Stock, par value $.003 per share (the "Shares"), of the Company pursuant to the Company's 1993 Stock Plan (the "Plan") on a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, you have requested our opinion with respect to the matters set forth below.

    In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

    In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

    We are opining herein as to the effect on the subject transaction of only the General Corporation Law of the State of Delaware, and we assume no responsibility as to the application to the subject transaction, or the effect thereon, of any other laws, of the laws of any other jurisdiction or as to any matters of municipal law or any other local agencies within any state.

    Subject to the foregoing it is our opinion that, as of the date hereof, upon the issuance and sale of the Shares, each in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all action and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, including, without limitation, collection of required payment for the Shares, the Shares will be legally and validly issued, fully paid and nonassessable securities of the Company.

    We consent to your filing this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Latham  & Watkins

                                       2